UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 2, 2011

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 2, 2011, The Jones Group Inc. ("Jones"), through its wholly-owned subsidiary, Jones Apparel Group Holdings, Inc. ("JAG Holdings"), entered into a Share Sale and Purchase Agreement dated June 2, 2011 (the "Purchase Agreement") to acquire, and consummated the acquisition of, all of the issued share capital of KG Group Holdings Limited ("Kurt Geiger"), an English limited company. The Purchase Agreement is by and among JAG Holdings, as purchaser, and Graphite Capital Management LLP, an English limited partnership, on behalf of its affiliates, Carta Capital Investments II S.àr.l., a Luxembourg company, Harrods (UK) Limited, an English limited company, and certain selling shareholders of Kurt Geiger named therein, as sellers.

Kurt Geiger, which is based in the United Kingdom, is a privately-held wholesaler and retailer of luxury footwear and accessories. It is the exclusive licensee of certain of Jones' footwear and accessory brands in the United Kingdom, Ireland and the Channel Islands.

JAG Holdings paid an all-cash purchase price under the Purchase Agreement of approximately £215 million (which is approximately $350 million at the current exchange rate), inclusive of Kurt Geiger's debt obligations of approximately £121 million. The purchase price was funded entirely from Jones' cash on hand. Approximately $11 million of the purchase price payable to certain selling shareholders who are senior managers of Kurt Geiger has been rolled over into 5% Loan Notes issued by JAG Holdings (the "Loan Notes"), which are payable in four years and are subject to forfeiture in the event of termination of employment under certain circumstances.

The purchase agreement contains customary representations, warranties, covenants and indemnification provisions.

The foregoing description of the Purchase Agreement and the Loan Notes, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the Management Loan Note Instrument, which are attached hereto as Exhibits 2.1 and 2.2 and incorporated by reference herein.

On June 2, 2011, Jones also issued a press release announcing the acquisition, a copy of which is furnished herewith as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

A copy of the PowerPoint slide presentation to be made during the conference call with Jones' management on June 2, 2011 concerning the acquisition of Kurt Geiger is attached as Exhibit 99.2 to this report.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Share Sale and Purchase Agreement dated June 2, 2011 among Jones Apparel Group Holdings, Inc., Graphite Capital Management LLP, Carta Capital Investments II S. àr.l., Harrods (UK) Limited and certain selling shareholders named therein.
2.2	Management Loan Note Instrument of Jones Apparel Group Holdings, Inc. dated June 2, 2011.
99.1	Press Release of the Registrant dated June 2, 2011.
99.2	PowerPoint slide presentation dated June 2, 2011.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant) By: /s/ Ira M. Dansky Ira M. Dansky Executive Vice President, General Counsel and Secretary

 Date: June 2, 2011

Exhibit Index

Exhibit No.	Description
2.1	Share Sale and Purchase Agreement dated June 2, 2011 among Jones Apparel Group Holdings, Inc., Graphite Capital Management LLP, Carta Capital Investments II S. àr.l., Harrods (UK) Limited and certain selling shareholders named therein.
2.2	Management Loan Note Instrument of Jones Apparel Group Holdings, Inc. dated June 2, 2011.
99.1	Press Release of the Registrant dated June 2, 2011.
99.2	PowerPoint slide presentation dated June 2, 2011.

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